UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2016

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9380 Judicial Drive

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 210-3700

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2016, Sorrento Therapeutics, Inc. (“Sorrento”) loaned Celularity, Inc. (“Celularity”), a research and development company, $5.0 million pursuant to a promissory note issued by Celularity to Sorrento (the “Promissory Note”) in connection with the parties’ entry into the Term Sheet discussed under Item 7.01 below. Pursuant to the terms of the Promissory Note, the loan will be due and payable in full on the earlier of November 1, 2017 and the occurrence of an event of default under the Promissory Note (the “Maturity Date”). The Promissory Note also provides that, in certain circumstances, shall loan Celularity up to an additional $5.0 million over the next 12 months. In the event that Celularity meets certain minimum financing conditions prior to the Maturity Date, all outstanding amounts under the Promissory Note shall be forgiven.

The foregoing summary of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Promissory Note that will be filed with the Securities and Exchange Commission as an exhibit to Sorrento’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016.

Item 7.01. Regulation FD Disclosure.

On November 1, 2016, Sorrento entered into a nonbinding term sheet (the “Term Sheet”) with TNK Therapeutics, Inc., a subsidiary of Sorrento (“TNK”), and Celularity setting forth the terms and conditions by which Sorrento or TNK, along with one or more third parties, will contribute certain assets to Celularity (the “Transaction”). Contingent upon the execution of a definitive agreement among the parties (the “Definitive Agreement”), concurrently with asset contributions to Celularity to be made by one or more third parties, TNK will contribute to Celularity certain assets in the area of CAR constructs for use in placenta-derived cells and cord blood-derived cells (the “Contributions”), and Sorrento will receive shares of common stock of Celularity. Pursuant to the Term Sheet, following the Contributions, Sorrento will own at least 30% of the total outstanding shares of capital stock of Celularity and will be entitled to appoint a specified number of members to the board of directors of Celularity.

The final terms of the Transaction are subject to the negotiation and finalization of the Definitive Agreement and any other agreements relating to the Transaction, and the material terms of the Transaction, if consummated, may differ from those described herein or set forth in the Term Sheet.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: November 1, 2016	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: President and Chief Executive Officer